UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 22, 2016, Sagent Pharmaceuticals, Inc. (the “Company”) completed its previously announced sale of all of the issued and outstanding shares of the capital stock of its wholly-owned subsidiary, Sagent (China) Pharmaceuticals Co., Ltd., (“SCP”) to Hong Kong King-Friend Industrial Company Limited, a wholly-owned subsidiary of Nanjing King-Friend Biochemical Pharmaceutical Co., Ltd., (“NKF”). As a result of the completion of the transaction, SCP has ceased to be a subsidiary of the Company.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information related to the disposition of SCP is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Form 8-K:

(1)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015; and

(2)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2015.

(d) The following exhibit is being filed as part of this Current Report on Form 8-K

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the year ended December 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: March 28, 2016		/S/ JONATHON SINGER
	Name:	Jonathon M. Singer
	Title:	Executive Vice President and Chief Financial Officer